Exhibit 99.2

INCENTIVE STOCK OPTION AGREEMENT

UNDER THE NEUROMETRIX, INC.
2004 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share:
Grant Date:
Expiration Date:

Pursuant to the NeuroMetrix, Inc. 2004 Stock Option Incentive Plan (the “Plan”) as amended through the date hereof, NeuroMetrix, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.0001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.

1.             Exercisability Schedule.  No portion of this Stock Option may be exercised until such portion shall have become exercisable.  Except as otherwise set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to                    Option Shares (25% of the total Option Shares) on                    [1 year after Grant Date] and an additional 1/16th of the total Option Shares on each                    [1st quarterly anniversary of Grant Date],                    [2nd quarterly anniversary of Grant Date],              [3rd quarterly anniversary of Grant Date], and                     [4th quarterly anniversary of Grant Date], thereafter until the Stock Option has become exercisable with respect to all of the Option Shares; provided that the total number of Option Shares for which this Stock Option is exercisable will be rounded down to the nearest whole Option Share.

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.             Acceleration of Exercisability upon Sale.  If a Sale occurs within one year of the Grant Date and prior to the termination of the Optionee’s employment with the Company or a Subsidiary (as defined in the Plan), then, subject to the consummation of the Sale, this Stock Option will be exercisable with respect to 50% of the total Option Shares.  If a Sale occurs on or after the first anniversary of the Grant Date and prior to the termination of the Grantee’s employment with the Company or a Subsidiary, then, subject to the consummation of the Sale, the number of Option Shares for which this Stock Option is exercisable will be increased by one-fourth of the total Option Shares, provided that such increased number of Option Shares will not exceed the total number of Option Shares, less the number of Option Shares as to which this Stock Option has been previously exercised.  A “Sale” shall mean the sale of all or substantially all of the Company’s assets, a merger or combination with or into another entity, unless such merger or combination does not result in a change in ownership of the Company’s voting securities of more than 50%, or the sale or transfer of more than 50% of the Company’s voting securities.

3.             Manner of Exercise.

(a)           The Optionee may exercise this Stock Option only in the following manner:  from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that have been beneficially owned by the Optionee for at least six months and are not then subject to any restrictions under any Company plan; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above.  Payment instruments will be received subject to collection.

The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.  In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the shares attested to.

(b)           Certificates for the shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)           The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d)           Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

4.             Termination of Employment.  If the Optionee’s employment by the Company or a Subsidiary is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)           Termination Due to Death.  If the Optionee’s employment terminates by reason of death, any Stock Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b)           Termination Due to Disability.  If the Optionee’s employment terminates by reason of disability (as determined by the Administrator), any Stock Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier.  The death of the Optionee during the 12-month period provided in this Section 3(b) shall extend such period for another 12 months from the date of death or until the Expiration Date, if earlier.

(c)           Termination for Cause.  If the Optionee’s employment terminates for Cause, any Stock Option held by the Optionee shall terminate immediately and be of no further force and effect.  For purposes hereof, “Cause” shall mean a vote by the Board resolving that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.

(d)           Termination by the Company Other than for Cause.  If the Optionee’s employment is terminated by the Company other than for Cause, this Stock Option may be exercised for a period of three months from the date of termination or until the Expiration Date, if earlier.  In such case, the number of Option Shares for which this Stock Option is exercisable will equal the number of Option Shares for which this Stock Option was excercisable on the date of termination plus an additional 3/16ths of the total Option Shares, provided that such increased number of Option Shares will not exceed the total number of Option Shares, less the number of Option Shares as to which this Stock Option has been previously exercised, provided further that if such termination occurs prior to the first anniversary of the Grant Date, this Stock Option may be exercised with respect to:  (i) 1/16th of the total Option Shares for each three-month period after the Grant Date that the Optionee remained employed by the Company or a Subsidiary plus

(ii) an additional 3/16ths of the total Option Shares.  Notwithstanding the foregoing, the Optionee will not be entitled to exercise this Stock Option with respect to the additional 3/16ths of the total Option Shares provided for above unless the Optionee has executed the Release (as defined in the letter dated February 7, 2005 to the Optionee regarding the Optionee’s terms of employment (the “Offer Letter”)).  For the purposes hereof, if the Optionee resigns following not less than thirty (30) days’ prior written notice to the Company that the Company has materially breached the terms of the Offer Letter (with such written notice to describe such material breach in detail) and provided that such material breach has, in fact, occurred and remains uncured by the Company during such thirty (30) day period, then such resignation will be deemed to be termination by the Company other than for Cause.

(e)           Other Termination.  If the Optionee’s employment terminates for any reason other than those specified in paragraphs (a)-(d) above, and unless otherwise determined by the Administrator, any Stock Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier.  Any Stock Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

5.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.             Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

7.             Status of the Stock Option.  This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), but the Company does not represent or warrant that this Stock Option qualifies as such.  The Optionee should consult with his or her own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.  If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will notify the Company within 30 days after such disposition.

8.             Tax Withholding.  The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Optionee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

9.             Miscellaneous.

(a)           Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)           This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Optionee’s Signature

Optionee’s name and address: